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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):      April 9, 2001
                                                         -----------------



                          TRANS WORLD AIRLINES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                                       43-1145889
         --------                                       ----------
(State or other jurisdiction               (IRS Employer Identification Number)
    of incorporation)


                                    1-7815
                           (Commission File Number)




One City Centre, 515 N. Sixth Street, St. Louis, Missouri                63101
      (Address of principal executive offices)                        (Zip Code)


     Registrant's telephone number, including area code:     (314) 589-3000
                                                          -----------------
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ITEM 5.  OTHER EVENTS.

          On January 10, 2001, Trans World Airlines, Inc. (the "Company") and 26 of its direct and indirect wholly-owned subsidiaries (collectively "TWA") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On March 12, 2001, pursuant to
Section 363 of the Bankruptcy Code, the Bankruptcy Court approved the sale of substantially all of TWA's assets to American Airlines, Inc. ("American") in accordance with the terms of the Amended and Restated Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of February 28, 2001 and as amended thereafter, by and between the Company and American.

          On April 9, 2001, the Company and American closed the transactions contemplated by the Asset Purchase Agreement and TWA sold substantially all of its assets to American. As previously reported in the Company's filings of January 17, 2001, March 28, 2001 and April 2, 2001, it is anticipated that TWA will liquidate its remaining assets and distribute the proceeds to its creditors and that no proceeds will be available for distribution to any holders of the Company's equity securities, including the Company's Common Stock and its three series of Preferred Stock.

          It is also anticipated that little, if any, of the proceeds will be available for distribution to the unsecured creditors.
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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized to execute this report.

                                    TRANS WORLD AIRLINES, INC.
                                    (Registrant)


Dated: April 17, 2001               By:  /s/ Michael J. Lichty
                                       ---------------------------
                                    President and Chief Executive Officer